                                                                   EXHIBIT 4.1







WARRANT NO. _____


         NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK UNDERLYING THIS WARRANT OF THE MED-DESIGN CORPORATION (THE "COMPANY") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR UNDER ANY SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH WARRANT OR SHARES MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.



                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                           THE MED-DESIGN CORPORATION


         This is to certify that, FOR VALUE RECEIVED, JOHN A. BOTICH (the "Warrantholder") is entitled to purchase, subject to the provisions of this Warrant, from The Med-Design Corporation, a Delaware Corporation (the "Company"), Forty thousand (40,000) fully paid, validly issued and nonassessable shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company (the "Warrant Shares") at the price of Sixteen Dollars and thirty seven point five cents ($16.375) per share (the "Exercise Price").

         (1) GRANT AND VESTING. The Warrant was granted on February 18, 2000 subject to shareholder approval and shall vest in full on February 18, 2001.


         (2) EXERCISE OF WARRANT.

                  (A) This Warrant may be exercised in whole or in part at any time or from time to time on or after the date of this Warrant and until five years from such date, February 18, 2005 (the "Expiration Date"), provided, however, that if any such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price of the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrant, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Warrantholder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Warrantholder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Warrantholder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Warrantholder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Warrantholder.

                  (B) In the event the Company shall at any time subdivide, combine or reclassify the outstanding shares of Common Stock, the number of Warrant Shares subject to this Warrant shall be adjusted accordingly and the Exercise Price shall forthwith be proportionately decreased in the case of a subdivision or increased in the case of a combination.

         (3) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrant.

         (4) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant.

         (5) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Warrantholder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the Warrantholder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax the Company shall, without charge, subject to the restrictions set forth in Section (5), execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Warrantholder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.


         (6) RESTRICTIONS ON TRANSFER. This Warrant and all rights hereunder are transferrable, in whole or in part, only to the Company by the Warrantholder in person or by a duly authorized attorney except as set forth in Subparagraph (A).

                  (A) Restrictions in General. Prior to any Transfer (as defined below) of this Warrant or the Warrant Shares, the Warrantholder will give ten
(10) days' written notice to the Company of such Warrantholder's intention to effect such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by an opinion, addressed to the Company and reasonably satisfactory in form and substance to it, of counsel for such Warrantholder, stating whether, in the opinion of such counsel, such Transfer will be a transaction exempt from registration under the Securities Act and applicable state securities laws. If such Transfer may in the opinion of such counsel be effected without registration under the Securities Act and applicable state securities laws, such Warrantholder shall thereupon be entitled to Transfer this Warrant and the Warrant Shares in accordance with the terms of the notice delivered by such Warrantholder to the Company. If in the opinion of such counsel such Transfer may not be effected without registration under the Securities Act, such Warrantholder shall not be entitled to so Transfer this Warrant or the Warrant Shares unless the Company elects or is obligated under Section (7) to file a registration statement relating to such proposed Transfer and such registration statement has become effective under the Securities Act and applicable state securities laws.

                  (B) "Transfer" means, with respect to the Warrants, the Warrant Shares, or any interest therein, any disposition which would constitute a sale thereof within the meaning of the Securities Act.


         (7) RIGHTS OF THE WARRANTHOLDER. The Warrantholder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Warrantholder are limited to those stated in the Warrant and are not enforceable against the Company except as set forth herein.

         (8) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Company shall, for a period of five (5) years from the date of the Warrant herein granted, advise the Warrantholder or any then holder of Warrant Shares (such persons being collectively referred to herein as "Warrantholders") by written notice at least thirty (30) days prior to the filing of any registration statement (other than a registration effected solely to implement a transaction of the type for which form S-4 or form S-8 or any successor form is available) with the Securities and Exchange Commission (the "Commission") under the Securities Act covering securities of the Company. Each filing notice shall offer to the Warrantholder the opportunity to include such number of shares as it may request in the registration statement to which the filing notice relates and shall advise the Warrantholder whether or not such registration statement is intended to cover an underwritten public offering (an "Underwritten Offering"). If the Warrantholder desires to have his shares included in a registration statement, he shall so advise the Company in writing (a "Registration Request") within ten
(10) days after the date of receipt of the related filing notice, which Registration Request shall set forth the number of shares for which registration is requested. Subject to the provisions of Section (8) of this Agreement, the Company shall include in a registration statement all shares for which it has timely received a Registration Request.

         Notwithstanding anything to the contrary herein, the Company shall have the right at any time (irrespective of whether a written Registration Request shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the Effective Date thereof.


         (9) UNDERWRITTEN OFFERINGS.

                  (A) Participation and Limitations. If a registration statement is for an Underwritten Offering, the right of Warrantholder to registration pursuant to Section (7) hereof shall be conditioned upon (1) the Warrantholder's participation in such Underwritten Offering and the inclusion of Warrantholder's Warrant Shares in the Underwritten Offering to the extent provided herein and
(2) the execution and delivery by Warrantholder of an underwriting agreement in customary form with the underwriter or underwriters selected by the Company to manage such Underwritten Offering (individually or collectively, the "Underwriter"). If the Underwriter determines that the inclusion of Warrant Shares in such Underwritten Offering would adversely affect the success of such offering, then the amount of securities to be included in the Underwritten Offering shall, subject to then existing agreements to which the Company is presently a party concerning the registration of Common Stock, be as follows:
(1) first, the number of shares of Common Stock to be offered and sold for the account of the Company (up to the maximum number of shares of Common Stock as determined by the Underwriter) and (2) second, if additional shares of Common Stock may then be included in such Underwritten Offering, such additional number of shares of Common Stock to be offered and sold for the account of the Warrantholders, which (a) together with the shares of Common Stock to be offered and sold for the account of the Company shall not exceed the maximum number of shares of Common Stock as determined by the Underwriter and (b) shall be allocated among the Warrantholders pro rata based upon the aggregate number of Warrant Shares requested by each such Warrantholder to be included in such Underwritten Offering. In addition, the number of Shares to be included in any Underwritten Offering may, in the discretion of the Company or the Underwriter, be rounded to the nearest one hundred (100) shares. If a Warrantholder disapproves of the terms of such Underwritten Offering, then he may elect to withdraw therefrom by written notice to the Company and the Underwriter at any time prior to the date on which the registration statement therefore is declared effective by the Commission (a "Withdrawal Notice"). Any Shares subject to a Withdrawal Notice shall be withdrawn and excluded from the registration statement for the Underwritten Offering to which the Withdrawal Notice relates.

                  (B) Restrictions on Sales of Shares. If Warrant Shares are covered by a registration statement for an Underwritten Offering, Warrantholder agrees, if requested by the Underwriter and timely notified in writing by the Company or the Underwriter, not to effect any public sale or distribution of Shares (including a sale pursuant to Rule 144 under the Securities Act) except as part of such Underwritten Offering during the period commencing on the tenth day prior to the closing date for such Underwritten Offering and ending on the forty-sixth day after such closing date.


         (10) REGISTRATION PROCEDURES. In the case of each registration of securities covered by Section (8) hereof (each a "Registration") for which Warrantholder has timely delivered a Registration Request and has not delivered a Withdrawal Notice, the Company will keep Warrantholder advised in writing of the initiation and completion of such registration and will take the following actions at its own expense:

                  (A) prepare and file with the Commission a registration statement for such Shares as are entitled to be included therein, use its best efforts to cause such registration statement to become effective, and, upon the request of Warrantholder, keep such registration statement effective for not less than ninety (90) days;

                  (B) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                  (C) furnish to Warrantholder at least one (1) copy of the registration statement and any post-effective amendments thereto and such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, as he may reasonably request;

                  (D) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Warrantholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

                  (E) in any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the Underwriter;

                  (F) promptly notify Warrantholder at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act because of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (G) bear the entire cost and expense of any registration of securities initiated by it under Section (9)(A) notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration statement pursuant to this Section (9) Warrantholder shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by it pursuant thereto.

         The Company's agreements with respect to Warrants or Warrant Shares in Section (7), (8) and (9) shall continue in effect as provided therein regardless of the exercise and surrender of this Warrant.


         (11) WARRANTHOLDER NOT OBLIGATED. Neither the giving of any notice by any Warrantholder nor the making of any request for prospectuses shall impose any obligation to sell any Warrant Shares, or exercise any Warrants upon such Warrantholder or owner making such request.


         (12) INDEMNIFICATION.

                  (A) The Company shall indemnify and hold harmless each such Warrantholder and each Underwriter, within the meaning of the Securities Act, who may purchase from or sell for any such Warrantholder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of Section (7) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Warrantholder or Underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such person within the meaning of the Securities Act; provided however, that the Company shall not be obliged so to indemnify any such Underwriter or controlling person unless such Underwriter shall at the same time indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or amendments thereto or any prospectus required to be filed or furnished by reason of Section (7) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Underwriter expressly for use therein.

                  (B) Warrantholder will, if Shares are included in the securities as to which such Registration is being effected, indemnify the Company, each of its directors and officers, each Underwriter of securities covered by such a registration statement, and each person who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, whether commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, any prospectus, offering circular or other document related thereto, or any amendment or supplement to any of the foregoing, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such directors, officers, persons, Underwriter or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by Warrantholder and stated to be specifically for use therein;

                  (C) Each party entitled to indemnification or contribution under this Section (11) (an "Indemnified Party") shall give notice to the party required to provide indemnification (an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section (11), unless such failure is prejudicial to the Indemnifying Party's ability to defend such action. An Indemnifying Party, in the defense of any such claim or litigation, shall not except with the consent of each Indemnified Party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (D) If the indemnification provided herein is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Warrantholder from the offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the benefits referred to in clause (i), but also the relative fault of the Company and Warrantholder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Warrantholder shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by each of the Company and Warrantholder. The relative fault of Warrantholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Warrantholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


         (13) NO LIMITATION ON CORPORATE ACTION. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect, or abridge the exercise by the Company of its corporate rights or powers to recapitalize, amend its articles or incorporation or bylaws, reorganize, consolidate or merge with or into any corporation, or transfer all or any part of its property or assets or the exercise of any other of its corporate rights and powers.

         (14) REPRESENTATION OF WARRANTHOLDER. Warrantholder, by the acceptance hereof, represents that it is acquiring this Warrant for its own account for investment and not with a view to, or sale in connection with, any distribution hereof or of any of the Warrant Shares issuable upon the exercise hereof, nor with the present intention of distributing any of such securities.


         (15) RESTRICTIVE LEGEND. Each certificate representing Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act, shall bear the following legend (and any additional legend required by any applicable state securities laws) on the face thereof:

                  The securities represented hereby have not been registered under the Securities Act of 1933 and the transfer of such securities is subject to the restrictions set forth in Section
                  (5) of the Warrant delivered to the registered Warrantholder thereof, a copy of which is available for inspection at the principal office and no transfer of such securities shall be valid or effective unless and until the terms and conditions of such Section (5) shall have been in satisfied.

         Any certificate issued at any time upon transfer or, or in exchange for or replacement of, any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Warrantholder, addressed and delivered to the Company, which opinion shall be in a form reasonably satisfactory and acceptable to the Company and such Warrantholder, the securities represented thereby need no longer be subject to the restrictions contained in Section (5). The provisions of this Warrant shall be binding upon all subsequent Warrantholders of certificates bearing the legend hereinbefore described and shall also be applicable to all subsequent Warrantholders.

         (16) GOVERNING LAW. This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

         (17) NOTICE. All notices and other communications under this Warrant shall (a) be in writing (which shall include communications by telex and telecopy), (b) be (i) sent by registered or certified mail, postage prepaid, or by a reputable overnight courier (ii) delivered by hand or (iii) transmitted by telex or telecopier (c) be given at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following persons:

                                    If the Company, to it at:

                                    The Med-Design Corporation
                                    2810 Bunsen Avenue
                                    Ventura, CA 93003
                                    Telecopier No.:  (805) 339-9375
                                    Telephone No.: (805) 339-0375
                                    Attn:  James M. Donegan


                                    If the Warrantholder, to it at:

                                    John A. Botich
                                    11562 Flowerwood St.
                                    Moorpark, CA  93021-3315



or at such other address or telex, telecopier or telephone number or to the attention of such other person as the party to whom such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address", and (d) be effective or deemed delivered or furnished (i) if given by mail, on the fifth (5th) Business Day after such communication is deposited in the mail, addressed as above provided,
(ii) if given by telex or telecopier, when such communication is transmitted to the appropriate number determined as above provided in this Section and the appropriate answer back is received or receipt is otherwise acknowledged, (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided, and (iv) if sent by overnight courier, the day after the communication is delivered to such carrier except that notices of a change of address, telex, telecopier or telephone number, shall not be deemed furnished, until received.


         (18) MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         (19) DATE AND EFFECTIVENESS. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, unless the Warrant shall have been exercised, in which case this Agreement shall terminate on the third anniversary of the date of the exercise or partial exercise of the Warrant herein granted except as provided in Sections (8) and
(9).


         The undersigned hereby set their hands and seals to this Warrant Agreement with full knowledge of its contents and intending thereby to be legally bound.



ATTEST:                                     THE MED-DESIGN CORPORATION


By:/s/ Joseph N. Bongiovanni, III           By: /s/ James M. Donegan
   ------------------------------------        ---------------------------------
   Joseph N. Bongiovanni, III Secretary             James M. Donegan
                                                    President, CEO


                                            By: /s/ Lawrence D. Ellis
                                               ---------------------------------
                                                    Lawrence D. Ellis, CFO

WITNESS:

                                                /s/ John A. Botich
---------------------------------------     ------------------------------------
                                                    John A. Botich



DATED:  February 18, 2000

                                  PURCHASE FORM
                                  -------------

Dated____________


         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing __________ shares of Common Stock and hereby makes payment of ___________ in payment of the actual exercise price thereof.



                     INSTRUCTIONS FOR REGISTRATION OF STOCK
                     --------------------------------------

Name____________________________________________________________________________
                  (Please typewrite or print in block letters)

Address_________________________________________________________________________


Signature_______________________________________________________________________



                                 ASSIGNMENT FORM
                                 ---------------

         FOR VALUE RECEIVED, ___________________________________________________
hereby sells, assigns and transfers unto


Name____________________________________________________________________________
                  (Please typewrite or print in block letters)

Address_________________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date:________________


Signiture_____________________________




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